Exhibit 5.1

June 23, 2025

Atlantic International Corp.

270 Sylvan Avenue, Suite 2230

Englewood Cliffs, New Jersey 07632

Ladies and Gentlemen:

We have acted as counsel to Atlantic International Corp., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-3, Registration No. [●] (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on this date, as thereafter amended or supplemented. The Registration Statement relates to the registration of the sale (the “Offering”) by the selling shareholders, and in the related amounts, (the “Selling Shareholders”) of up to 9,925,914 shares of common stock, $0.00001 par value, (the “Offered Shares”), of the Company, issued to the Selling Shareholders consisting of: (a) 9,905,914 shares under the Amended and Restated Agreement and Plan of Reorganization dated June 4, 2024, as amended, by and among the Company, SeqLL Merger LLC, Atlantic Acquisition Corp, Atlantic Merger LLC, Lyneer Investments LLC and IDC Technologies Inc. (the “Merger Agreement”); and (b) 20,000 shares issued in exchange for legal services.

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Amended and Restated Bylaws of the Company, each as amended to date and as filed as exhibits to the Registration Statement, (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Offered Shares and related matters, (iii) the Registration Statement and all exhibits thereto, (iv) the Merger Agreement; and (v) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

Our opinions expressed herein are subject to the following qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences, and equitable subordination; (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law); and (iii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. We express no opinion as to the enforceability of any indemnification or contribution provision, choice of law provision or as to the enforceability of any provision that may be deemed to constitute liquidated damages.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdictions. The reference and limitation to the “General Corporation Law of the State of Delaware” includes all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto will have become effective, and the Common Stock will be sold in the manner described in the Registration Statement and the Prospectus relating thereto.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Offered Shares are validly issued, fully paid and non-assessable shares of Common Stock of the Company.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We further consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

/s/ DAVIDOFF HUTCHER & CITRON LLP
Davidoff Hutcher & Citron LLP